UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT
                             ---------------------

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): NOVEMBER 24, 2004

                             WYNN RESORTS, LIMITED
            (Exact Name of Registrant as Specified in its Charter)


        NEVADA                      000-50028                     46-0484987
  (State or Other           (Commission File Number)          (I.R.S. Employer
   Jurisdiction of                                           Identification No.)
   Incorporation)


       3131 LAS VEGAS BOULEVARD SOUTH
             LAS VEGAS, NEVADA                                89109
  (Address of Principal Executive Offices)                 (Zip Code)

                                (702) 770-7555
             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 8.01. OTHER EVENTS.

         On November 24, 2004, the Registrant issued a press release announcing the pricing terms and extension of the previously announced cash tender offer by Wynn Las Vegas, LLC. Wynn Las Vegas, LLC offered to purchase any and all of the $247,580,000 aggregate principal amount of its outstanding 12.0% Second Mortgage Notes due 2010.

         The total consideration per $1,000 principal amount of notes validly tendered prior to the expiration of the related consent solicitation on November 22, 2004 is $1,266.81, of which $20.00 is the consent payment. Holders validly tendering their notes after 9:00 a.m., New York City Time, on November 22, 2004 but on or prior to the expiration date for the tender offer will receive the total consideration less the consent payment, or $1,246.81 per $1,000 principal amount of notes.

         The expiration of the tender offer has been extended until 12:01 a.m., New York City Time, on December 14, 2004, unless further extended or earlier terminated.

         A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits:

         Exhibit
         Number        Description
         ------        -----------

         99.1          Press Release, dated November 24, 2004, of Wynn Resorts,
                       Limited.



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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 24, 2004

                                              Wynn Resorts, Limited


                                              By: /s/ John Strzemp
                                                  ------------------------------
                                                  John Strzemp
                                                  Executive Vice President and
                                                  Chief Financial Officer